SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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PLUM CREEK TIMBER COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

PLUM CREEK TIMBER COMPANY, INC.

Dear Stockholder:

It is a pleasure to invite you to Plum Creek’s Annual Meeting of Stockholders on Tuesday, May 7, 2002, beginning at 9:00 a.m., at the Washington Athletic Club in Seattle, Washington.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, I urge you to vote your proxy as soon as possible. You can vote over the Internet, by telephone or by mailing back a proxy card. Voting in any of these ways will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these options. If you do attend the meeting in person, you will have the opportunity, if you desire, to change your vote at the meeting.

The agenda for the Annual Meeting includes the election of five directors to serve until the 2003 Annual Meeting and consideration of one stockholder proposal (if it is properly presented at the meeting). The Board of Directors recommends that you vote “FOR” the slate of director nominees and “AGAINST” the stockholder proposal. In addition to these specific matters, there will be a report on Plum Creek’s operations and you will have an opportunity to ask questions of general interest to stockholders.

If you have any questions concerning the Annual Meeting or either of the proposals, please contact our Investor Relations Department at (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect).

I look forward to seeing you on May 7th in Seattle.

Sincerely yours,

Rick R. Holley
President and Chief Executive Officer

PLUM CREEK TIMBER COMPANY, INC.
999 Third Avenue, Suite 2300
Seattle, Washington 98104-4096

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE is hereby given to the stockholders of Plum Creek Timber Company, Inc., a Delaware corporation (“Plum Creek” or the “Company”) that the Annual Meeting of Stockholders of Plum Creek will be held at 9:00 a.m. on May 7, 2002, at the Washington Athletic Club located at 1325 Sixth Avenue, Seattle, Washington. The purposes for the Annual Meeting are:

1.	To elect five (5) persons to serve on the Board of Directors for one-year terms expiring at the Annual Meeting of Stockholders to be held in 2003;

2.	To consider and act upon a stockholder proposal (if it is properly presented at the meeting); and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on March 25, 2002.

VOTING
Please submit your proxy as soon as possible so that your shares can be voted at the meeting. Submitting the enclosed form of proxy will appoint Rick R. Holley, William R. Brown and James A. Kraft as your proxies. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For instructions, please refer to the proxy card.

If your Plum Creek stock is held in “street name” by a broker, bank or other nominee, you are not the record holder of the stock (and your name is not on the Company’s list of registered stockholders), but you are considered the beneficial owner of the stock, and these proxy materials are being forwarded to you by your broker, bank or other nominee record holder. If you hold your stock in street name, to vote in person at the meeting, you must bring with you a proxy, executed in your favor, from your broker, bank or other nominee record holder.

By Order of the Board of Directors

James A. Kraft
Senior Vice President, General Counsel and Secretary
March 25, 2002

i

PLUM CREEK TIMBER COMPANY, INC.
999 Third Avenue, Suite 2300
Seattle, Washington 98104-4096

PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF
STOCKHOLDERS
To Be Held on May 7, 2002
The Date of this Proxy Statement is March 25, 2002.

PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY THE BOARD OF DIRECTORS OF PLUM CREEK TIMBER COMPANY, INC. TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 7, 2002, AT 9:00 A.M., AND AT ANY ADJOURNMENT THEREOF, FOR THE PURPOSES SET FORTH IN THE ATTACHED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. PLUM CREEK ANTICIPATES THAT THE NOTICE, THIS PROXY STATEMENT AND THE FORM OF PROXY ENCLOSED WILL FIRST BE SENT TO ITS STOCKHOLDERS ON OR ABOUT APRIL 5, 2002.

SOLICITATION OF PROXY AND REVOCABILITY

This Proxy Statement is furnished to stockholders of Plum Creek Timber Company, Inc. (“Plum Creek” or the “Company”) in connection with the Board of Directors’ solicitation of proxies to be voted at the Company’s Annual Meeting of stockholders on May 7, 2002, or any adjournment thereof (the “Annual Meeting”). Proxies in the form enclosed which are properly executed and returned to the Company or voted by telephone or Internet, and not later revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the proxy card. Proxies received without specific voting instructions, unless revoked before exercised, will be voted:

•	“For” each of the nominees for director listed in these materials and on the proxy; and

•	“Against” the stockholder proposal.

Any person giving a proxy may revoke it at any time prior to its exercise. A proxy may be revoked by filing with the Company’s Secretary an instrument of revocation, by voting by telephone or Internet at a later date, or by signing and submitting another proxy card with a later date. A proxy may also be revoked by voting in person at the meeting. If your shares of Plum Creek common stock are held in street name (in the name of a bank, broker or other nominee as the holder of record), to be able to vote in person at the Annual Meeting you must obtain a proxy, executed in your favor, from the nominee holder of record.

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxies, and any additional material which may be furnished to stockholders. In accordance with the regulations of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange, the Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of Plum Creek common stock. Directors, officers, or other employees of the Company may solicit proxies in person or by telephone.

In accordance with Rule 14a-3(e)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Company receives instructions to the contrary, only one copy of the Company’s 2001 Annual Report and 2002 Annual Meeting Proxy Statement will be delivered to multiple stockholders sharing the same address. Upon written or oral request of any stockholder residing at a shared address to which a single copy of the 2001 Annual Report and 2002 Annual Meeting Proxy Statement was delivered, the Company hereby undertakes to deliver promptly to such stockholder a separate copy of such documents. Such request may be made by telephone or in writing as follows: if by Telephone, call (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect); if in writing, address notifications to Investor Relations Department, 999 Third Avenue, Suite 2300, Seattle, Washington, 98104-4096. Stockholders sharing an address who would prefer to receive only one copy of the Company’s annual report or proxy statement in the future, or who would prefer to receive separate copies of such documents in the future, may notify the Company of their preference by following the instructions immediately above.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

Under Delaware law and the Company’s Amended and Restated Bylaws, the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the meeting constitutes a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee, as record holder of the shares for a beneficial owner, votes on at least one proposal but not on another because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Each share of Plum Creek common stock entitles the holder to one vote on each of the two proposals to be presented at the Annual Meeting.

For Proposal No. 1, the election of directors, stockholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Checking the box that withholds authority to vote for a nominee is the equivalent of abstaining. The five nominees who receive the greatest number of votes cast for the election of directors by shares that are entitled to vote and are present in person or by proxy at the Annual Meeting will be elected directors. In an uncontested plurality election, such as this, abstentions and broker non-votes have no effect, because approval by a specified percentage of shares outstanding or present at the meeting is not required.

For Proposal No. 2, the stockholder proposal, the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required. An abstention or a broker non-vote will, therefore, have the same effect as a vote against the proposal.

PROPOSAL NO. 1

Election of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Pursuant to the Delaware General Corporation Law (“Delaware Law”) and the Company’s Amended and Restated Bylaws, as amended the business, property and affairs of Plum Creek are managed under the direction of the Board of Directors. Members of the Board are kept informed of Plum Creek’s business through discussions with Plum Creek’s officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Plum Creek’s current eleven-member Board of Directors is no longer classified. At the Special Meeting of Stockholders on August 15, 2001, an amendment to the Company’s certificate of incorporation was approved which eliminated the requirement that the Board of Directors be divided into three classes, with a class elected each year for a three-year term of office. With the elimination of the classified board, every director who will be elected to the Board of Directors shall serve a one-year term of office expiring at the next annual meeting of stockholders, or until their successor is elected. The amendment eliminating the requirement for a classified board, however, does not affect the current term of any member of the Board of Directors. Therefore, those directors whose terms expire in 2003 and 2004 will serve until the end of their respective terms.

The Board of Directors intends to pass a resolution reducing the authorized number of directors from eleven to nine effective upon the election of directors at the Annual Meeting of Stockholders. In connection with this reduction, William Oberndorf will resign from the Company’s Board of Directors effective immediately upon the election of directors at the Annual Meeting of Stockholders, and Sam Williams, whose term of office expires at the Annual Meeting of Stockholders, has not been nominated for re-election.

The five directors whose terms expire in 2002 and have been nominated to be elected for one-year terms of office expiring at the 2003 Annual Meeting, or until their successors are elected, are Rick Holley, Joe Beverly, Ian Davidson, William Patterson, and Stephen Tobias. The remaining four directors will continue to serve out their terms as set forth below.

In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Messrs. Holley, Beverly, Davidson, Patterson and Tobias. Discretionary authority is reserved to cast votes for the election of a substitute should any of the nominees be unable or unwilling to serve as a director. Each of the nominees has agreed to serve as a director if elected and the Company believes that each of them will be available to serve.

The names and ages of the nominees and the other directors and their principal occupations or employment during the past five years are set forth below.

Nominees for Election for One-Year Terms Expiring at the 2003 Annual Stockholder Meeting:

Rick R. Holley	50
Mr. Holley was elected to the Board of Directors of the Company on July 1, 1999 and has served as the Company’s President and Chief Executive Officer since July 1, 1999, the date of our conversion from a master limited partnership to a Real Estate Investment Trust (“REIT”). Mr. Holley served from January 1994 through July 1999 as the President and Chief Executive Officer of Plum Creek Management Company, L.P. (the “Management Partnership”), the former general partner of Plum Creek Timber Company, L.P., the former master limited partnership and predecessor to our current operating partnership. From January 1994 through July 1999, Mr. Holley also served as a director of PC Advisory Corp I (“Corp I”), the former general partner of the Management Partnership.

Joe E. Beverly	60
Mr. Beverly was appointed to the Board of Directors of the Company in October 2001. Mr. Beverly serves as a director of Synovus Financial Corp. and as chairman of the board of directors of Commercial Bank, a banking subsidiary of Synovus Financial Corp. Mr. Beverly also serves as a director of Flowers Foods, Inc.

Ian B. Davidson	70
Mr. Davidson served as a director of Corp I from December 1992 through July 1999, and was elected to the Board of Directors of the Company on July 1, 1999. Mr. Davidson is the chairman of the board of directors of Davidson Companies, the holding company that owns the brokerage firm D.A. Davidson & Co.

William J. Patterson	40
Mr. Patterson served as a director of Corp I from November 1992 through July 1999, and was elected to the Board of Directors of the Company on July 1, 1999. Mr. Patterson’s principal occupation is acting as a managing director of SPO Partners & Co., a private investment firm that was an affiliate of the Management Partnership.

Stephen C. Tobias	57
Mr. Tobias was appointed to the Board of Directors of the Company in October 2001. Mr. Tobias has served as the Vice Chairman and Chief Operating Officer of Norfolk Southern Corporation since August 1998, and as the Vice President of Norfolk Southern Railway Company since May 30, 2000, having served prior thereto as Executive Vice President-Operations of Norfolk Southern Corporation and Vice President and Chief Operating Officer of Norfolk Southern Railway Company. Mr. Tobias also serves as a director of Norfolk Southern Railway Company.

Directors Whose Terms Expire in 2003:

Hamid R. Moghadam	45
Mr. Moghadam was elected to the Board of Directors of the Company on July 1, 1999. He is the Chief Executive Officer of AMB Property Corporation and chairman of its board of directors. Mr. Moghadam is also one of the founders of AMB (in 1983), which is one of the largest public REITs in the country focusing on high throughput distribution properties.

John H. Scully	57
Mr. Scully served as a director of Corp I from November 1992 through July 1999, and was elected to the Board of Directors of the Company on July 1, 1999. Mr. Scully’s principal occupation is acting as a managing director of SPO Partners & Co., a private investment firm that was an affiliate of the Management Partnership. Mr. Scully also serves as a director for Proquest Company.

Directors Whose Terms Expire in 2004:

David D. Leland	66
Mr. Leland served as a director and chairman of the board of Corp I from December 1992 through July 1999. From December 1992 to December 1993, Mr. Leland also served as the President and Chief Executive Officer of the Management Partnership. Mr. Leland was elected to the Board of Directors of the Company as Chairman on July 1, 1999.

John G. McDonald	64
Professor McDonald was elected to the Board of Directors of the Company on July 1, 1999. Professor McDonald is the IBJ Professor of Finance in the Graduate School of Business at Stanford University, where he has been a faculty member since 1968. Professor McDonald also serves as a director of Varian, Inc.; Scholastic Corp.; iStar Financial, Inc.; Capstone Turbine Corporation; and eight mutual funds managed by Capital Research and Management Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES. UNLESS INDICATED OTHERWISE ON THE ENCLOSED PROXY CARD, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held four regularly scheduled meetings and two special meetings in 2001.

Compensation Committee

The Compensation Committee of the Board held one meeting during fiscal year 2001. The Compensation Committee is responsible for reviewing and evaluating compensation policies and plans and recommending such policies and plans for Board approval, including the compensation policies and plans for the Company’s executive officers. The Compensation Committee is also responsible for making recommendations to the Board concerning amendments to the compensation plans and, in certain instances, making amendments to such plans. The current members of this committee are Messrs. Oberndorf (Chairman), Moghadam and Patterson.

Nominating Committee

The Nominating Committee of the Board, which held two meetings during fiscal year 2001, is responsible for making recommendations to the Board on nominees to be designated by the Board for election as directors. The current members of this committee are Messrs. Leland (Chairman), Moghadam and Scully.

The Nominating Committee will consider nominee recommendations from stockholders. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 2300, Seattle, Washington, 98104-4096. If a stockholder intends to make a nomination at any Annual Meeting, the Bylaws of the Company require that the stockholder deliver written notice to the Company not more than 90 days nor less than 60 days prior to the anniversary date of the Company’s previous year’s Annual Meeting of stockholders. The notice must set forth, among other things: (1) the name and address of the stockholder who intends to make the nomination; (2) the name, age, address and principal occupation of the proposed nominee or nominees; (3) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) the consent of each proposed nominee to serve as a director of the Company if so elected; and (5) the number of shares of common stock of the Company owned by the notifying stockholder and by the proposed nominee or nominees. These Bylaw provisions afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications.

Audit and Compliance Committee

During fiscal year 2001, the Audit and Compliance Committee of the Board met two times. The Audit and Compliance Committee acts pursuant to a written charter adopted by the Board of Directors during fiscal year 2000. This committee has the responsibility to review and approve the scope of the annual audit, to recommend to the Board the appointment of the independent public accountants, to interview the independent public accountants for review and analysis of the Company’s financial systems and controls, and to review the independence of, and any non-audit services provided by, the independent public accountants. The Audit and Compliance Committee is also charged with reviewing the Company’s Environmental Management Program and other compliance programs.

The Board of Directors determined that the members of the Audit and Compliance Committee were independent in accordance with the New York Stock Exchange listing standards. Current members of the Audit and Compliance Committee are Messrs. Davidson (Chairman), Beverly, Leland, McDonald and Williams.

Report of the Audit and Compliance Committee

In connection with the Audit and Compliance Committee’s review of the Company’s financial statements for the year ended December 31, 2001, the committee has performed the following:

1.	The Audit and Compliance Committee has reviewed and discussed the audited financial statements with management of the Company;

2.	The Audit and Compliance Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, which includes among other things:

a.	The auditors’ responsibility under Generally Accepted Auditing Standards.

b.	Significant accounting policies of the Company.

c.	Management’s judgment regarding accounting estimates.

d.	Audit adjustments.

e.	The auditors’ judgment about the quality of the Company’s accounting principles.

f.	Disagreements with management, if any.

g.	Difficulties encountered in performing the audit, if any;

3.
The Audit and Compliance Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors’ independence; and

4.
Based on the review and discussions of the above three items, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Ian B. Davidson — Chairman

Joe E. Beverly, David D. Leland, John G. McDonald and Sam A. Williams

DIRECTOR COMPENSATION

Each non-employee director receives (1) an annual fee of $40,000 and no per-meeting compensation for any meetings attended (including committee meetings) and (2) 3,000 stock options with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The stock options have a 10-year term and vest in equal amounts over four years. The Chairman of the Board and each committee chairman receives an additional annual fee of $5,000 for serving in such capacities. In addition, each director was reimbursed for expenses incurred in connection with these meetings. Directors may also elect to take their Board fees in common stock of the Company and may defer all or part of their compensation.

Certain incidental expenses were paid on behalf of the Chairman of the Board, Mr. David Leland, which totaled $32,575 for 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of March 25, 2002 held by each director and officer, individually and as a group, and any person or entity known to the Company to beneficially own more than 5% of the Company’s common stock. Unless otherwise indicated, the address of each person is c/o Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 2300, Seattle, Washington, 98104-4096.

Name of Individual or Identity of Group	Number of Shares Beneficially Owned		Percent of Class
Beneficial Owners of more than 5%
Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	22,027,264	(a)	11.9%

Directors
Joe E. Beverly	1,000		*
Ian B. Davidson	30,685	(b)	*
Rick R. Holley	486,570	(c)(d)	*
David D. Leland	96,000	(e)	*
John G. McDonald	2,000		*
Hamid R. Moghadam	4,565		*
William E. Oberndorf	1,540,274	(f)(g)	*
William J. Patterson	848,996	(f)	*
John H. Scully	1,639,907	(f)(h)	*
Stephen C. Tobias	164		*
Sam A. Williams	1,205		*

Executive Officers
William R. Brown	47,100	(i)	*
Michael J. Covey	30,411	(j)	*
James A. Kraft	71,530	(k)	*
Barbara L. Crowe	24,629	(l)	*
Directors & Executive Officers as a Group (19 persons including those named above)	3,608,923		1.95%

*	Represents less than 1.0% of the outstanding shares of common stock, based on 184,651,591 shares of common stock outstanding as of March 25, 2002.

(a)	Based solely on information contained in a Form 13G filed by Southeastern Asset Management, Inc. on February 12, 2002.

(b)	Includes 300 shares of common stock owned by Mr. Davidson’s wife.

(c)
Includes 122,455 shares of common stock, receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 75,000 shares of common stock issuable under stock options exercisable within sixty days of March 25, 2002.

(d)
Includes 295,759 shares of common stock owned by an employee benefits trust as to which Mr. Holley, as President and Chief Executive Officer, has voting and dispositive power. Mr. Holley disclaims beneficial ownership of all shares of common stock held by the trust.

(e)	Includes 28,000 shares of common stock held by Mr. Leland’s wife.

(f)
Includes 657,142 shares of common stock owned by PC Advisory Partners I, L.P. (“PC Advisory Partners”) and PCMC Intermediate Holdings, L.P. (“PCMC Intermediate Holdings”). Messrs. Oberndorf, Patterson and Scully control, and have an indirect pecuniary interest in, PC Advisory Partners and PCMC Intermediate Holdings.

(g)	Includes 883,132 shares of common stock held in a family trust and a family partnership over which Mr. Oberndorf has voting and dispositive power.

(h)	Includes 982,765 shares of common stock held in a trust over which Mr. Scully has voting and dispositive power.

(i)
Includes 18,054 shares of common stock, receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 25,000 shares of common stock issuable under stock options exercisable within sixty days of March 25, 2002.

(j)
Includes 6,108 shares of common stock, receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 22,500 shares of common stock issuable under stock options exercisable within sixty days of March 25, 2002.

(k)
Includes 52,481 shares of common stock, receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 13,250 shares of common stock issuable under stock options exercisable within sixty days of March 25, 2002.

(l)
Includes 4,213 shares of common stock, receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 11,000 shares of common stock issuable under stock options exercisable within sixty days of March 25, 2002.

EXECUTIVE COMPENSATION

The following table sets forth a summary of compensation for the three fiscal years ended December 31, 2001 for the President and Chief Executive Officer and the Company’s four other most highly compensated executive officers for services rendered in all capacities. Compensation amounts are on an accrual basis and include amounts deferred at the officer’s election.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards
Name & Principal Position	Year	Salary ($)	(a) Bonus ($)	(b) Other Annual Compensation ($)	Securities Underlying Options (#)	(c) All Other Compensation ($)
Rick R. Holley	2001	$575,000	$747,500		100,000	$15,961
President and Chief Executive Officer	2000	$520,000	$480,200	$186,474	100,000	$9,370
	1999	$470,000	$470,000			$128,990

William R. Brown	2001	$262,500	$262,500		30,000	$12,996
Executive Vice President and Chief Financial Officer	2000	$250,000	$179,500	$20,204	35,000	$8,580
	1999	$215,625	$225,000			$36,413

Michael J. Covey	2001	$268,755	$300,000	$99,768	30,000	$12,226
Executive Vice President	2000	$209,375	$162,000	$12,847	30,000	$8,261
	1999	$174,375	$180,000			$17,159

James A. Kraft	2001	$258,000	$258,000		18,000	$11,866
Senior Vice President, General Counsel and Secretary	2000	$248,042	$173,600	$83,624	17,500	$8,498
	1999	$238,500	$238,500			$60,243

Barbara L. Crowe	2001	$160,000	$160,000		15,000	$10,359
Vice President, Human Resources	2000	$151,600	$106,120	$7,609	14,500	$6,181
	1999	$144,600	$144,600			$16,806

(a)	Amounts in the Bonus column represent cash payments under the Plum Creek Annual Incentive Plan.

(b)
The amount in Other Annual Compensation for 2001 includes perquisites in the amount of $48,887 for reimbursement of relocation expenses and $36,804 for certain taxes related to such relocation expense reimbursement. Amounts for 2000 represent reimbursement for certain taxes related to the termination of the supplemental thrift portion of the Plum Creek Supplemental Benefits Plan.

(c)
Amounts in the All Other Compensation column with respect to 2001 include matching thrift contributions in the Plum Creek qualified Thrift and Profit Sharing Plan and interest accrued on earned dividend equivalent rights during 2001 related to vested stock options.

Grants of Stock Options in 2001

The following table sets forth information on stock option grants during the fiscal year 2001 to the named executive officers. The options set forth in the table below were granted on January 25, 2001.

Name	(a) Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	(b) Grant Date Present Value
Rick R. Holley	100,000	34.1%	$26.25	1/25/11	$205,800
William R. Brown	30,000	10.2%	$26.25	1/25/11	$61,740
Michael J. Covey	30,000	10.2%	$26.25	1/25/11	$61,740
James A. Kraft	18,000	6.13%	$26.25	1/25/11	$37,044
Barbara L. Crowe	15,000	5.11%	$26.25	1/25/11	$30,870

(a)
Each of the options reflected in this table was granted to the respective named executive officer under the Stock Incentive Plan. Each stock option has a ten-year term, an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vests in equal amounts over four years.

Dividend equivalent rights have been granted in tandem with each option granted to the named executive officer. Under the terms of the Stock Incentive Plan, dividend equivalent rights represent the right, subject to the attainment of certain Company performance goals, to receive a payment equal in value to the per-share dividend paid over a five year period by the Company multiplied by the number of unexercised stock options. Each year during the five-year performance period, a participant may earn for each dividend equivalent right an amount equal to the Company’s current year dividend plus prior year unearned dividends if the Company’s total stockholder return, on an annualized basis, equals or exceeds 13% for 15 trading days out of any 30 trading day period in any given year. The total stockholder return computation consists of the Company’s stock price appreciation plus dividends paid. Payments related to the achievement of any performance goal will be made at the end of the five-year performance period, and will be made half in cash and half in Plum Creek common stock. If a participant terminates employment prior to the end of the five-year performance period, a cash payment will be made for any performance goals achieved in connection with vested stock options through the last day of employment. Payment related to unvested stock options and performance goals achieved after termination of employment are forfeited. As of December 31, 2001, the following amounts had been earned by Messrs. Holley, Brown, Covey and Kraft and Ms. Crowe, respectively, in connection with dividend equivalent rights related to the vested portion of stock options: $128,250, $44,888, $38,475, $22,444 and $18,596.

(b)
The value has been calculated using the Black-Scholes stock option valuation methodology. The applied model used the grant date of January 25, 2001 and an option price of $26.25. It also assumed a risk-free rate of return of 5.08%, a dividend yield of 9.17%, and a stock price volatility of 23.7%. Options have an exercise period of ten years, but the estimated effective option life is approximately seven years, taking into account the four-year vesting schedule.

Aggregate Option Exercises in 2001 and Year-End Option Values

The following table sets forth information on the exercise of stock options during fiscal year 2001 by each of the named executive officers and the value of unexercised options at December 31, 2001.

	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Rick R. Holley			25,000	175,000	$68,125	$414,375
William R. Brown			8,750	56,250	$23,844	$134,531
Michael J. Covey			7,500	52,500	$22,500	$124,313
James A. Kraft			4,375	31,125	$11,922	$73,566
Barbara L. Crowe			3,625	25,875	$9,878	$61,134

The value of unexercised stock options is based on the difference between the exercise price of the options and $28.35, the fair market value of Plum Creek common stock on December 31, 2001, the last trading day of the fiscal year.

Pension Plan

Estimated annual benefit levels under the supplemental, non-qualified pension plan of the Company (“Pension Plan”), based on earnings and years of credited service at age 65, are as follows:

PENSION PLAN TABLE

Final Average Earnings	Years of Credited Service
	15	20	25	30
$ 100,000	$ 21,878	$ 29,170	$ 36,463	$ 43,755
$ 300,000	$ 69,878	$ 93,170	$116,463	$139,755
$ 500,000	$117,878	$157,170	$196,463	$235,755
$ 700,000	$165,878	$221,170	$276,463	$331,755
$ 900,000	$213,878	$285,170	$356,463	$427,755
$1,100,000	$261,878	$349,170	$436,463	$523,755
$1,300,000	$309,878	$413,170	$516,463	$619,755
$1,500,000	$357,878	$477,170	$596,463	$715,755
$1,700,000	$405,878	$541,170	$676,463	$811,755

Benefit accruals under the Pension Plan are based on the gross amount of salary and incentive bonuses, including bonuses awarded in shares, but excluding all commissions and other extra or added compensation or benefits of any kind or nature. Benefit amounts in the table above are shown as a single life annuity.

The Pension Plan formula for retirement at age 65 is 1.1% of the highest five consecutive-year average earnings, plus 0.5% of the highest five consecutive-year average earnings in excess of one-third of the OASDI taxable wage base in effect during the year of termination, times the number of years of credited service up to a maximum of 30 years. An early retirement supplement equal to 1% of the highest five consecutive-year average earnings up to one-third of the OASDI taxable wage base in effect in the year of termination, times the number of years of credited service up to a maximum of 30 years, is payable until age 62. Both the basic benefit and the supplement benefit are reduced by 2% for each year the employee’s actual retirement date precedes the date the employee would have attained age 65, or the date the employee could have retired after attaining age 60 with 30 years of credited service, if earlier. In addition, the basic benefit and the supplemental benefit will be reduced by:

•
any previously accrued and distributed benefits, and increased for an assumed interest factor, under the Burlington Resources Inc. Pension Plan, under which participation was terminated on December 31, 1992 for the officers of the former general partner of the Company;

•	the present value of pension benefits earned under the Plum Creek Pension Plan using the assumptions specified in the Plan; and

•	the Unit Award Offset amount set forth in the Plum Creek Key Employee Supplemental Pension Plan.

Years of service under the Pension Plan at age 65 for Messrs. Holley, Kraft, Covey, Brown and Ms. Crowe would be 30, 30, 30, 26 and 19 respectively. Years of service under the Pension Plan as of December 31, 2001 for Messrs. Holley, Kraft, Covey, Brown and Crowe were 19, 19, 19, 11, and 5, respectively.

RELATED PARTY TRANSACTIONS

In connection with its 1999 REIT conversion transaction, the Company entered into a registration rights agreement with each of PC Advisory Partners and PCMC Intermediate Holdings. Under the terms of the registration rights agreement, the Company is obligated to register under applicable federal and state securities laws shares of Plum Creek common stock controlled by PC Advisory Partners and PCMC Intermediate Holdings under specific circumstances and at specific times. Messrs. Oberndorf, Patterson and Scully control, and have an indirect pecuniary interest in, PC Advisory Partners and PCMC Intermediate Holdings. In November 2001, pursuant to the terms of the registration rights agreement, the Company registered for public sale 9,851,633 shares of the Company’s common stock. The Company incurred costs of approximately $425,000 related to the registration of these securities.

D.A. Davidson & Co. acted as one of the representatives of the underwriters in connection with the sale of Plum Creek common stock by PC Advisory Partners and PCMC Intermediate Holdings. A total of 7,640,000 shares of common stock were sold for an aggregate purchase price of $213,920,000. The aggregate fees and commissions earned by D.A. Davidson & Co. in connection with its participation as an underwriter was $793,433. Mr. Davidson, a member of the Company’s Board of Directors, also serves as the chairman of Davidson Companies, the holding company that owns D.A. Davidson & Co.

INDEBTEDNESS OF MANAGEMENT

None.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee do not have any compensation committee interlocks or other insider participation to report. Messrs. Oberndorf (Chairman), Moghadam and Patterson served as members of the Compensation Committee during the Company’s fiscal year ended December 31, 2001. As discussed above under “Related Party Transactions”, Messrs. Oberndorf and Patterson control, and have an indirect pecuniary interest in, PC Advisory Partners and PCMC Intermediate Holdings. Each entity is a party to the registration rights agreement pursuant to which the Company registered 9,851,633 shares of its common stock and incurred expenses of approximately $425,000 in connection therewith. A total of 7,640,000 shares of common stock were sold for an aggregate purchase price of $213,920,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, has furnished the following report on executive compensation:

Compensation Philosophy

The philosophy of the Company’s compensation programs is to enhance the Company’s performance and stockholder value by aligning the financial interests of the Company’s executives and senior managers with those of its stockholders, while keeping the overall compensation package competitive. This philosophy is implemented by providing competitive base salaries as well as annual incentives. The annual incentive plan is based primarily on achievement of Company financial goals including operating income and free cash flow (generally defined as cash flow before dividend payments). The long-term incentive plan is based on both absolute and relative total stockholder return measures (with relative performance compared to the Company’s peer group). The compensation package for officers includes a number of components that are designed to align individual compensation with the short-term and long-term performance of the Company.

The compensation package for each of the officers in 2001 consisted of four elements: (1) base salary, (2) annual incentive-based bonus (3) long-term incentive plan and (4) various other benefits.

Base Salary

It is the Company’s objective to pay base salaries at levels that are competitive (at or near the median) with those paid to senior executives of companies in the forest products industry. In addition, industry, peer group and national survey results are also considered in making salary determinations. The Company believes that this is necessary to attract and retain the executive management required to lead the Company. Salaries are reviewed annually in connection with performance reviews. Rick R. Holley, President and Chief Executive Officer, reviews the other executives’ performances on an annual basis and makes salary recommendations to the Compensation Committee. The Compensation Committee independently reviews these recommendations and approves, with any modifications it deems appropriate, the annual salary for each executive.

Annual Incentive, Stock Option and Performance Based Plans

In 1999 the Compensation Committee recommended, and the Board approved, adoption of the Plum Creek Annual Incentive Plan (the “AIP”) and the Plum Creek 2000 Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan was presented to, and approved by, the Company’s stockholders at the 2000 Annual Meeting. The primary reason for adopting these plans was to provide a compensation program that attracts, retains and rewards executive talent.

Annual Incentive Compensation

Each officer was provided an opportunity during fiscal year 2001 to earn an annual incentive bonus under the AIP based upon the Company’s performance. The 2001 incentive bonus potential for the Company’s officers, other than the Chief Executive Officer, ranged from 75% to 100% of each officer’s year-end base salary. The AIP bonus was calculated at year-end based on achievement of certain financial, management and strategic performance goals for the Company established by the Compensation Committee at the beginning of the fiscal year. The financial goals set for the 2001 fiscal year were based on operating income and free cash flow. At the end of the fiscal year, the Compensation Committee reviewed the Company’s performance against these pre-established goals, and used the results of this review process to determine each officer’s AIP bonus amount. Excluding the Chief Executive Officer, the percentage amount of incentive bonus potential earned by the Company’s officers for 2001 ranged from 75% to 100% of each officer’s year-end base salary and was paid entirely in cash.

Stock Incentive Plan

The Stock Incentive Plan provides for the grant of stock options, dividend equivalent rights and value management awards. Dividend equivalent rights represent the right to receive a payment equal in value to the per-share dividend paid on each share of common stock underlying awarded stock options. Dividend equivalent rights are earned only if the Company achieves a target stockholder return on an annualized basis over a five-year performance period. Value management awards are based upon and tied to the achievement, over a three-year performance period, of a measure of total stockholder return relative to that of a selected group of peer companies. Grants of stock options, dividend equivalent rights and value management awards under the Stock Incentive Plan are designed to provide long-term incentives for executive officers and senior managers that are directly linked to the enhancement of long-term stockholder value. Stock options and tandem dividend equivalent rights are awarded every year, while value management awards are granted every other year.

The Compensation Committee selects the executive officers who will receive stock options, dividend equivalent rights and value management awards and determines the number of shares underlying each option. The size of the individual option grants is generally intended to reflect the officer’s position within the Company and his or her performance and contributions to the Company.

CEO Compensation

The Compensation Committee adheres to the same general compensation principles described above to determine Mr. Holley’s compensation as President and Chief Executive Officer. Mr. Holley’s base salary was set at $575,000 for fiscal year 2001, and for fiscal year 2002 his base salary was increased by approximately 22% to $700,000. The salary adjustment reflects the Compensation Committee’s assessment of Mr. Holley’s performance and the results of competitive compensation surveys for persons with comparable experience in the forest products industry. For purposes of this review, the Compensation Committee considers the same surveys as are used for all officers described above. For 2001, Mr. Holley’s potential AIP incentive bonus was 130% of his base salary. Mr. Holley was awarded an incentive cash bonus for fiscal 2001 equaling 130% of his base salary, reflecting the Compensation Committee’s assessment of Mr. Holley’s performance with respect to the Company’s financial and strategic goals. The Company exceeded its financial goals including operating income and free cash flow targets. Additionally, the Compensation Committee reviewed the Company’s qualitative performance, including the completion and integration of the merger with The Timber Company.

Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

The Code precludes the Company from taking a deduction for compensation in excess of $1 million for the officers named in the Summary Compensation table. Certain performance-based compensation is specifically exempt from the deduction limit. The Company’s policy is to qualify, to the extent reasonable, the compensation of executive officers for deductibility under the Code.

However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to further the Company’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances. The Stock Incentive Plan is designed to qualify as a performance-based plan within the meaning of the Code so as to preserve the deductibility of compensation.

William E. Oberndorf — Chairman

Hamid R. Moghadam and William J. Patterson

COMPANY STOCK PRICE PERFORMANCE

The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor’s 500 Composite Index, the Standard & Poor’s Midcap 400 Index and the Standard & Poor’s Paper and Forest Product Stock Index for the five years ending December 31, 2001. The total stockholder return assumes $100 invested at the beginning of the period in the Company’s common stock, the Standard & Poor’s 500 Composite Index, the Standard & Poor’s Midcap 400 Index and the Standard & Poor’s Paper and Forest Product Stock Index. It also assumes reinvestment of all dividends. Plum Creek was added to the S&P 500 Composite Index on January 16, 2002. Pursuant to SEC regulations, the Company is required to use the Standard & Poor’s 500 Composite Index for the five-year comparison of total stockholder return. As a consequence, the Company will no longer use the Standard & Poor’s Midcap 400 Index for future comparisons of total stockholder return.

Total Shareholder Return for the previous 1 year:

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

Plum Creek Timber	24.09%	–6.81%	4.37%	14.16%	20.64%

S&P Paper and Forest Product Stock Index	7.22%	1.98%	39.82%	–18.11%	2.40%

S&P Midcap 400 Index	32.25%	19.11%	14.72%	17.49%	–0.60%

S&P 500 Index	33.35%	28.57%	21.04%	–9.11%	–11.88%

Indexed Total Return: Stock Price Plus Reinvested Dividends

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

Plum Creek Timber	$100.00	$124.09	$115.64	$120.69	$137.78	$166.22

S&P Paper and Forest Product Stock Index	$100.00	$107.22	$109.35	$152.90	$125.21	$128.21

S&P Midcap 400 Index	$100.00	$132.25	$157.52	$180.71	$212.32	$211.05

S&P 500 Index	$100.00	$133.35	$171.45	$207.52	$188.61	$166.20

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Price Performance Graph shall not be incorporated by reference into any such filings; nor shall such Report or Graph be incorporated by reference into any future filings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10 percent of the Company’s common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of and transactions in the Company’s securities, and furnish the Company copies of all such reports they file. During 2001, PC Advisory Partners, PCMC Intermediate Holdings and PC Advisory Corp. I, as general partner of both PC Advisory Partners and PCMC Intermediate Holdings, filed an untimely joint Form 3 as 10% stockholders, and Messrs. Oberndorf, Patterson and Scully each filed an amended Form 4 with respect to two transactions involving the acquisition of his indirect interest in the shares of common stock held by PC Advisory Partners, PC Advisory Corp. I and PCMC Intermediate Holdings, which were not timely reported. Also during 2001, Mr. Kraft filed one amended Form 4 disclosing an involuntary conversion of a derivative security which was not timely reported, and Mr. Robert J. Olszewski, a Vice President, filed one untimely Form 3. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all other reporting requirements under Section 16(a) for the fiscal year ended December 31, 2001 were met in a timely manner by its executive officers, Board members and greater than 10 percent stockholders.

PROPOSAL NO. 2

Stockholder Proposal

Mr. Bartlett Naylor, 1255 N. Buchanan, Arlington, Virginia 22205, owner of 300 shares of common stock, notified the Company that he intends to present a proposal at the Annual Meeting. Mr. Naylor’s proposal and supporting statement, for which the Company has no responsibility, is set forth below. The Board of Directors unanimously opposes this proposal.

Stockholder Statement

“Resolved, that shareholders request the company to endorse the CERES principles as part of its commitment to be publicly accountable for its environmental impact.

Plum Creek management conspicuously asserts environmental credentials. Its website homepage proclaims, “Leaders in Environmental Forestry.” Some critics assert that such proclamations are disingenuous.

Plum Creek subscribes to the Sustainable Forestry Initiative. Some critics call this “green washing.” The SFI is administered by the American Forest & Paper Association, a trade group, as opposed to an organization independent of the industry.

Indeed, our company’s compliance with its own stated goals has been questioned—by our own CEO. For example, the company has clear cut lands near the Lewis and Clark Trail in Montana. CEO Rick Holley has expressed regret over this. “Plum Creek is proud of our foresters’ expertise. However, in hindsight, we should have balanced the need for harvesting this area against the broader public interest of this historic location. We own up to that and we will continue to work toward public ownership of these lands with great public values and to ensure that this doesn’t happen again in the future.” (http://www.logging.org/thisweek/articles/PlumCrResponse.html)

It is encouraging that our CEO has been forthright. Still, such inconsistencies between policy and practice are not limited to Montana. The company also planned to sell 89 lots for vacation home development on First Roach Pond in northern Maine, a state where we control some 905,000 acres. Plum Creek owns shorefront around 143 lakes and ponds in Maine, according to one account. (http://www.forestworld.com/news/sustainable.html) The SFI standard does not proscribe such sales.

The CERES principles commit a company to promote the environment through fuller reporting of its practices. Just as CEO Holley demonstrated his open-mindedness about responding to public issues in Montana, the CERES principles could help our company adopt a respected system by which such issues would play a role in decision-making. Many important companies have committed to the CERES principles, including Ford, Coca-Cola, and the Bank of America.

Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness. Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone.

I urge you to vote YES on this resolution”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

Company Statement

Plum Creek prides itself as a leader in environmentally responsible resource management. Consistent with its leadership position, the Company manages its forest resources according to its own stringent environmental principles and in strict adherence to applicable laws and regulations. In addition to those standards, Plum Creek subscribes to the principles and objectives of the Sustainable Forestry Initiative® (SFI) program, which sets forth a comprehensive approach to responsible forest stewardship. Developed by professional foresters, conservationists, scientists, landowners and other stakeholders, the SFISM program is based on the premise that responsible environmental practices and sound business practices can be integrated to the benefit of landowners, stockholders and customers. The SFISM program represents an exacting standard of environmental principles, objectives and performance measures which promote the perpetual growing and harvesting of trees with the conservation of soil, air and water resources, wildlife and fish habitat, and aesthetics. Along with a keen focus on protecting the environment, the program also takes into consideration the particular needs of organizations engaged in the commercial management of forest resources.

Additionally, the Company has actively participated in habitat conservation planning. Presently, over 2.3 million acres of Plum Creek’s timberland properties are managed under five separate conservation agreements, each of which provides for the protection of numerous species and their habitat. The Company is currently negotiating an additional agreement with the U.S. Department of Fish and Wildlife Service to address the presence of red-cockaded woodpeckers, listed as endangered under the Endangered Species Act, on or near some of our Southern properties.

The Coalition for Environmentally Responsible Economies (CERES) has created, and promotes public endorsement of, a ten-point code of corporate environmental conduct. By adopting the CERES principles, a Company generally commits to work toward: (1) Protection of the Biosphere, (2) Sustainable Use of Natural Resources, (3) Reduction and Disposal of Wastes, (4) Energy Conservation, (5) Risk Reduction, (6) Safe Products and Services, (7) Environmental Protection, (8) Informing the Public, (9) Management Commitment and (10) Audits and Reports. The full text of the foregoing CERES principles can be obtained from CERES: 11 Arlington Street, 6th Floor, Boston, Massachusetts 02116-3411; Telephone – (617) 247-0700; Fax – (617) 267-5400; e-mail – info@ceres.org; web site – http://www.ceres.org.

Plum Creek’s board of directors does not believe it is necessary or in the Company’s and its stockholders’ best interests to adopt the CERES principles in lieu of, or in addition to, the Company’s current environmental policies. The board has reviewed these principles and has concluded that they would not help better fulfill the Company’s ongoing commitment to responsible resource management. While the CERES principles represent laudable ideals, in the board’s judgment they are too general to serve as the basis for meaningful policy guidance for an organization facing complex and varying environmental challenges. Rather than adopting these principles, the board believes that continued pursuit of the Company’s own environmental initiatives, coupled with continued recognition of and participation in the SFISM program, is the most tailored and focused approach to environmentally responsible resource management for a company like Plum Creek. This approach takes into account the specific businesses in which Plum Creek engages and the particular environmental issues which affect the timber industry.

THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THIS PROPOSAL AND RECOMMENDS THAT YOU VOTE “AGAINST” THE PROPOSAL ON THE ENCLOSED PROXY CARD.

OUTSTANDING CAPITAL STOCK

The common stock of the Company is its only class of voting capital stock. The Company’s common stock is traded on the New York Stock Exchange and the Pacific Exchange. The record date for stockholders entitled to vote at the meeting is the close of business on March 25, 2002. At the close of business on that date, the Company had issued and outstanding 184,651,591 shares of common stock, $.01 par value. The closing price of the Company’s common stock on that date was $29.59.

INDEPENDENT AUDITORS

A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and would be available to respond to appropriate questions and have the opportunity to make a statement if he or she desires to do so.

PricewaterhouseCoopers LLP billed the Company for the following services during the year ended December 31, 2001:

Audit Fees	$419,061
Financial Information Systems
Design and Implementation Fees	—
All Other Fees	$2,107,629

Total Fees	$2,526,690

Audit services provided by PricewaterhouseCoopers LLP in fiscal year 2001 included the examination of the Company’s consolidated financial statements for the year ended December 31, 2001 and the review of quarterly and annual filings with the Securities and Exchange Commission. The Audit and Compliance Committee of the Board approved the audit services provided to the Company by PricewaterhouseCoopers LLP prior to such services being rendered. The “All Other Fees” of approximately $2.1 million related primarily to tax and accounting advice in connection with our October 6, 2001 merger with The Timber Company. The fees for non-auditing services were reviewed by the Audit and Compliance Committee, and it has determined that none of such services affected PricewaterhouseCoopers LLP’s independence as auditors of the Company’s financial statements.

The Company’s independent accountant is PricewaterhouseCoopers LLP and The Timber Company’s independent accountant was Arthur Andersen LLP. The Audit and Compliance Committee approved PricewaterhouseCoopers LLP to serve as the Company’s independent accountant in January 2001. Because the merger with The Timber Company was accounted for as a reverse acquisition, the financial statements of The Timber Company became the Company’s financial statements as of October 6, 2001, the date that the merger with The Timber Company was consummated. Therefore, on October 6, 2001, from an accounting perspective, the independent accountant for the Company’s financial statements changed from Arthur Andersen LLP to PricewaterhouseCoopers LLP.

Effective October 6, 2001, Arthur Andersen LLP was dismissed as The Timber Company’s independent accountant. The Audit and Compliance Committee approved this change. The reports on The Timber Company’s and the Company’s financial statements for the fiscal years ended December 30, 2000 and December 31, 2001, respectively, did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended January 1, 2000 (the end of fiscal year 1999) and December 30, 2000 and the interim period ended October 5, 2001, neither The Timber Company nor the Company had any disagreement with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its report. During that time, there were no “reportable events” as listed in Item 304(a)(1)(v)(A)-(D) of Regulation S-K (“Regulation S-K”) adopted by the SEC.

PricewaterhouseCoopers LLP has been the Company’s independent accountant since 1989 and the Company has regularly consulted PricewaterhouseCoopers LLP since that time. The Timber Company, as the continuing reporting entity for accounting purposes, has not consulted PricewaterhouseCoopers LLP during the fiscal years ended January 1, 2000 (the end of fiscal year 1999) and December 30, 2000 and the interim period ended October 5, 2001 regarding any of the matters specified in Item 304(a)(2) of Regulation S-K. The Company has provided Arthur Andersen and PricewaterhouseCoopers LLP with a copy of this Proxy Statement prior to filing it with the SEC. As of the date of this Proxy Statement, the Audit and Compliance Committee had not completed its internal review process for selecting its independent accountant for the 2002 fiscal year.

STOCKHOLDER PROPOSALS

The Company anticipates that the next Annual Meeting of Stockholders will be held in May of 2003. Any stockholder of record who desires to submit a proposal for inclusion in the proxy materials related to the next Annual Meeting of Stockholders must do so in writing and it must be received at the Company’s principal executive offices on or before November 25, 2002. Any stockholder proposal submitted for inclusion in the Company’s proxy materials must comply with the requirements of Rule 14a-8 under the Exchange Act.

If a stockholder intends to present a proposal at the 2003 Annual Meeting of stockholders that is not included in the Company’s proxy statement, and the stockholder fails to properly notify the Company of such proposal in writing between February 6, 2003 and March 8, 2003, then such proposals shall be considered untimely. Article II, Section 5 of the Company’s bylaws governs submission of matters for presentation at stockholder meetings.

ANNUAL REPORT

This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2001. Stockholders are referred to such report for financial and other information about the activities of the Company. Except for those pages specifically incorporated in this Proxy Statement, such report is not to be deemed a part of the proxy soliciting material.

FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO PLUM CREEK TIMBER COMPANY, INC., INVESTOR RELATIONS, 999 THIRD AVENUE, SUITE 2300, SEATTLE, WASHINGTON, 98104-4096.

INCORPORATION BY REFERENCE

According to the provisions of Schedule 14A under the Exchange Act, the following document or portion thereof is incorporated by reference: “Executive Officers of the Registrant” from Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

OTHER MATTERS

In the event that any matter not described herein is properly presented for a stockholder vote at the meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters that might be presented for stockholder action at the meeting.

PROXY

This Proxy is Solicited on Behalf of the Board of Directors for
the 2002 Annual Meeting of Stockholders, May 7, 2002.

The undersigned acknowledges receipt of (a) the Notice of 2002 Annual Meeting of the Stockholders of Plum Creek Timber Company, Inc. (the “Company”), (b) the accompanying Proxy Statement, and (c) the Annual Report of the Company for its fiscal year ended December 31, 2001. Rick R. Holley, William R. Brown and James A. Kraft, or any one of them, with power of substitution and revocation, are hereby appointed Proxies of the undersigned to vote all stock of the Company which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders to be held at the Washington Athletic Club, located at 1325 Sixth Avenue, Seattle, Washington, on May 7, 2002, or any adjournment thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting or any adjournment thereof.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1 AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 2 AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

YOU MAY ALSO VOTE VIA TELEPHONE OR INTERNET. SEE INSTRUCTIONS ON REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE

PLUM CREEK TIMBER COMPANY, INC.
999 THIRD AVENUE, SUITE 2300
SEATTLE, WASHINGTON 98104-4096

PLUM CREEK TIMBER COMPANY, INC.
999 THIRD AVENUE, SUITE 2300
SEATTLE, WASHINGTON 98104-4096

[Stockholder Name and Address]

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. Your will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-one telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Plum Creek Timber Company, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    x

PLMCRK

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY	[Account and Control Numbers]

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLUM CREEK TIMBER COMPANY, INC.

1.	ELECTION OF DIRECTORS.

Nominees:	(1) Rick R. Holley	For All	Withhold All	For All Except
(2) Joe E. Beverly
	(3) Ian B. Davidson	☐	☐	☐
(4) William J. Patterson
(5) Stephen C. Tobias

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name and number on the line below.

Vote On Proposal	For	Against	Abstain

2. STOCKHOLDER PROPOSAL REGARDING ADOPTION OF CERES PRINCIPLES.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1 AND “AGAINST” PROPOSAL NO. 2

MARK HERE FOR ADDRESS CHANGE AND NOTE ON RIGHT        ☐

In their discretion the Proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE.
[Stockholder Name and Address]

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date